Exhibit 10.1

MANAGED SERVICES AGREEMENT

This MANAGED SERVICES AGREEMENT (this “Agreement”), dated as of December 26, 2025, is made by and among GoMyRx (“Seller” or “GMRx”), and VSEE HEALTH Inc., a Florida corporation (“VSEE”) and iDoc Virtual Telehealth Solutions, Inc (iDoc) as “Buyer”. Each of Seller and VSEE and iDoc is sometimes referred to herein as a “Party” and together, as the “Parties”. Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to them in that certain Stock Purchase Agreement of even date herewith, by and among the Seller and VSEE (the “Purchase Agreement”).

WHEREAS, GMRx and VSEE/iDoc have entered into the Purchase Agreement, pursuant to which VSEE has agreed to purchase from GMRx, Ten (10%) percent of the capital stock seller (the “Business”); and

WHEREAS, Seller wishes to retain VSee to assist in certain aspects of the operation of the Business for the Term (as defined below) pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual promises set forth below and in the Purchase Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1. Definitions. In this Agreement:

“Services” shall have the meaning set forth in Section 2.1.

“Statement of Work” shall mean Exhibit A attached hereto.

The terms and conditions of this Agreement shall be read harmoniously with those of the Purchase Agreement, and in the event of any inconsistency between the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall prevail.

2. Scope of Agreement.

2.1 Performance of Services. VSee shall, subject to the terms and provisions of this Agreement, provide or cause to be provided to Seller, the services described in the Statement of Work (the “Services”). If VSee delegates any of its responsibilities under this Agreement to any of its affiliates, or uses subcontractors in the performance of the Services, VSee shall remain fully responsible for the actions and performance, as well as any associated cost or expense, of such affiliate or subcontractor, in each case to the extent VSee would be responsible hereunder if performing such obligations itself.

2.2 Capacity, Standards and Performance. VSee warrants to Seller that it has the capacity to enter into this Agreement on the terms herein contained. VSee shall perform its obligations under this Agreement in a professional and workman-like manner reasonably acceptable to Seller and in a manner similar to the manner in which Seller had previously performed such services.

2.3 Obligations of VSee and Seller.

(a) Access. Seller shall make available on a timely basis to VSee such personnel, files and other information reasonably requested by VSee to the extent necessary to enable the successful provision of the Services and conduct of the Business at all times.

(b) VSee Obligations. Throughout the Term, VSee shall comply with and timely satisfy all regular obligations of the Business.

3. Payment. VSEE invoice Seller for actual expenses, plus ten (10%) percent as set forth in the Statement of Work. Invoices shall be sent on the last day of the month and remit the balance of revenue to Seller.

4. Term and Termination.

4.1 Term. The term of this Agreement (the “Term”) shall commence on the Closing Date and shall terminate two (2) years from the Closing Date (the “Termination Date”), unless sooner terminated as herein provided. Either Party shall have the right to extend the Term on a month-to-month basis for an additional six (6) months by providing written notice prior to the Termination Date.

4.2 Early Termination. At any time during the term of this Agreement, SELLER shall have the right to terminate this Agreement on 20 days written notice, by delivery to VSEE of such written notice of termination of this Agreement, in which case VSee’s obligations to perform the Services shall terminate at the end of such 20 day period. Email notification shall be deemed sufficient for purposes of notification. Seller shall remain obligated to pay VSee in accordance with Section 3 herein, all amounts owed for services provided through the Termination Date.

5. Confidentiality.

5.1 The Parties acknowledge that in performing their respective obligations under this Agreement, each may come into possession of Confidential Information with respect to the other Parties. Except as required by any applicable law, each Party shall, and shall cause its affiliates, officers, directors, members, employees, agents and representatives to keep confidential, and not use or disclose in any manner, without the prior written consent of any other Party, any Confidential Information of such Party; provided, however, that in the event any use or disclosure of such Confidential Information is or becomes required by any applicable law, the Party required to disclose the Confidential Information shall provide to the other Party the content of the proposed disclosure, the reason that such disclosure is required by law, and the time and place that the disclosure will be made at least two business days prior to such disclosure. The Parties will work in good faith to agree upon what, if any, disclosure should be made pursuant to law. This Agreement, its negotiation, and any information disclosed relating to the underlying transaction is strictly confidential and subject to any non-disclosure agreement by and among the parties.

5.2 Without limiting the generality of the foregoing, the Confidential Information of a Party shall be accessible only to those employees or contractors of the other Parties with a need for such access to perform their duties. Employees and contractors having such access shall be advised of the confidentiality of the Confidential Information and shall be obligated to maintain it in the strictest confidence.

5.3 Upon termination of this Agreement, each Party shall (i) either destroy or return to the other Parties all originals and copies of any and all Confidential Information belonging to the other Parties which may be in its possession or control, and (ii) certify in writing to the other Parties that all originals and copies of such Confidential Information have been destroyed returned to the other Party.

6. Limitation of Liability. Except in cases of fraud or intentional misrepresentation, in no event will any Party or any of its affiliates be liable to any person for any special, incidental, indirect, consequential or exemplary damages of any kind or nature, arising out of or in connection with this Agreement, regardless of the form of action through which such damages are sought, and regardless of whether such Party has been advised of or foresees a possibility of any of such damages occurring. The foregoing shall not impact any remedies of either Party under the Purchase Agreement.

7. General Provisions.

7.1 Interpretation. The provisions of the Statement of Work are hereby incorporated into this Agreement. In the event of any inconsistency between the terms of the Statement of Work and this Agreement, the terms of the Statement of Work shall prevail.

7.2 Severability. If any paragraph, section or portion of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement or the remaining portion of the applicable provision.

7.3 Relationship of the Parties and Employee Status. Seller and VSEE are independent contractors. Nothing in this Agreement shall be interpreted so as to render the Parties partners, joint ventures, trustee/beneficiary, employer/employee, or principal/agent of the other. No Party shall have any authority whatsoever to commit any other Party contractually or otherwise, and no Party shall represent to any Person that it has any authority to do so. All employees and representatives of Seller shall be deemed for all purposes (including compensation and employee benefits) to be employees or representatives solely of Seller, and not to be employees, representatives or independent contractors of VSEE. In performing Seller’s duties hereunder, all such employees and representatives of Seller shall be under the direction, control and supervision of Seller (and not of VSEE) and Seller shall have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives, subject to compliance with the terms and provisions contained in this Agreement and the Statement of Work. Each Party shall pay all wages, salaries and other amounts due its respective employees and shall be responsible for all obligations respecting them relating to income tax withholdings, unemployment insurance premiums, workers’ compensation, health care and pension plan contributions and other similar responsibilities.

7.4 Entire Agreement. This Agreement contains the complete and exclusive agreement between the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, proposals, negotiations, representations or warranties of any kind, whether oral or written except for the Purchase Agreement and any non-disclosure agreement by and among the parties, each of which shall remain in full force and effect and shall co-exist independently with this Agreement. No oral or written representation that is not expressly contained in this Agreement is binding on the Parties. No provision of this Agreement may be changed or waived except by a written amendment duly executed by Seller and VSEE.

7.5 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law principles. Any action or proceeding seeking to enforce any provision of, or based upon any right arising out of, this Agreement or any of the transactions contemplated hereby shall be brought in a court of competent jurisdiction in Broward County, Florida. Each Party each irrevocably and unconditionally submits and consents to the exclusive jurisdiction of such courts for the purposes of any suit, action or other proceeding arising out of this Agreement.

7.7 Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); (b) sent by facsimile (with written confirmation of receipt), provided that a copy is also promptly mailed by registered mail, return receipt requested; or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth in the Purchase Agreement.

7.8 Successors and Assignment. No Party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld. The rights and liabilities of the Parties shall bind and inure to the benefit of their successors, receivers, managers, and trustees and permitted assigns.

7.9 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Transition Services Agreement as of the date first written above.

GOMYRX

By:	/s/ Garry Westbrook
Name:	Garry Westbrook
Title	CEO GOMYRX, LLC

VSEE

By:	/s/ Imo Aisiku
Name:	Imo Aisiku
Title	Co-CEO VSee Health, Inc

EXHIBIT A

SELLER TO VSEE MANAGED SERVICES, TERM, AND COST/PRICING